Exhibit 10.4
AGREEMENT TO PURCHASE SUBORDINATED NOTES
     THIS AGREEMENT TO PURCHASE SUBORDINATED NOTES (this “Agreement”) is made as of the 17th day of September, 2008, by and among Superior Bank (the “Company”), a federal savings bank, Superior Bancorp, a Delaware corporation (the “Parent”), each with its principal offices at 17 North 20th Street, Birmingham, Alabama 35203, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
          SECTION 1. Authorization of Sale of Subordinated Notes. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to $20,000,000 in aggregate principal amount of its 9.5% Subordinated Notes due September 15, 2018 (the “Subordinated Notes”).
          SECTION 2. Agreement to Sell and Purchase the Subordinated Notes. At the Closing (as defined in Section 3 hereof), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the aggregate principal amount of Subordinated Note(s) (at the purchase price) set forth directly below:
     Aggregate Principal Amount of Subordinated Note(s) to be Purchased: $10,000,000
     The Company may enter into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and, if so, expects to complete sales of the Subordinated Notes to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers”, and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements”.
          SECTION 3. Delivery of the Subordinated Note at the Closing. The completion of the purchase and sale of Subordinated Note(s) to the Purchaser (the “Closing”) shall occur at the offices of Haskell Slaughter Young & Rediker, LLC, 2001 Park Place North, 1400 Park Place Tower, Birmingham, Alabama, 35203, within five business days following the execution of this Agreement, or on such later date or at such different location as the parties hereto shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).
     At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Subordinated Note being purchased hereunder by wire transfer to an account designated by the Company, and the Company shall deliver to the Purchaser one [or more] Subordinated Note(s) registered in the name of the Purchaser in the aggregate principal amount set forth in Section 2 hereof. The Subordinated Notes set forth the terms, conditions and restrictions governing the payment and any pre-payment of interest and principal as well as other terms, conditions and restrictions in connection therewith. The name(s) in which the Subordinated Notes are to be registered are set forth in the Subordinated Note Questionnaire attached hereto as part of Appendix I.
     The Company’s obligation to complete the sale and delivery of the Subordinated Notes and deliver such Subordinated Note(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Subordinated Notes being purchased hereunder; (b) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing; and (c) approval by the Office of Thrift Supervision (“OTS”) to include the proceeds of the Subordinated Notes in the Company’s supplementary capital.
     The Purchaser’s obligation to pay for the Subordinated Notes and to accept delivery of such Subordinated Note(s) evidenced thereby shall be subject to the following conditions: (a) each of the representations and warranties of the Company and the Parent made herein shall be accurate as of the Closing Date; (b) the delivery to the Purchaser by counsel to the Company and the Parent of a legal opinion in a form reasonably satisfactory to counsel for the Purchaser; (c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of, respectively, the Company and the Parent, dated as of the Closing Date, to the effect that the representations and warranties of the Company and the Parent set forth herein are true and correct as of the date of this Agreement and as of such Closing Date and that the Company and the Parent, each, has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; (d) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing; and (e) the delivery to the Purchaser of warrants in the form of Exhibit B hereto (the “Warrants”) to purchase 1,000,000 shares of the Parent’s common stock, par value $.001 (the “Common Stock”) (the Subordinated Notes, Warrants, and Common Stock being sometimes collectively referred to herein as the “Securities”) on the terms and conditions set forth in Section 9. The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of Other Purchasers, if any, of the Subordinated Notes that they have agreed to purchase from the Company.
          SECTION 4. Representations, Warranties and Covenants of the Company and the Parent. The Company and the Parent each respectively hereby, with respect to itself, represents and warrants to, and covenants with, the Purchaser as follows:
          4.1 Organization and Qualification. The Company is a federal savings bank, validly existing and in good standing under the laws of the United States and the Parent is a corporation validly existing and in good standing under the laws of the State of Delaware and each is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition or results of operations of the Parent or the Company respectively and its Subsidiaries, taken as a whole; provided, that a “Material Adverse Effect” shall not be deemed to include any effects to the extent resulting from (i) changes in accounting principles generally accepted in the United States or regulatory accounting requirements applicable to banks or their holding companies generally, (ii) changes in laws, rules or regulations of general applicability or interpretations thereof, (iii) changes in general economic or market conditions in the United States or in the regions in which the Parent or the Company, respectively, and/or its Subsidiaries operate or conduct business or general changes in the industries in which the Parent or the Company, respectively, and/or its Subsidiaries participate, (iv) the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement or (v) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

          4.2 Bank Regulatory Authorities. The Company holds the requisite authority from the OTS to do business as a federal savings bank under the laws of the United States and to enter into and perform this Agreement. The Parent holds the requisite authority to enter into and perform this Agreement. The Parent and the Company each is in compliance in all material respects with all laws administered by the OTS and the Federal Deposit Insurance Corporation (the “FDIC”) (together, the “Bank Regulatory Authorities”) with jurisdiction over either the Parent or the Company respectively and the subsidiaries of each, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect.
          4.3 Issuance, Sale and Delivery of the Subordinated Notes. The Subordinated Notes have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be valid and enforceable against the Company, and will conform in all material respects to the description thereof set forth herein. No further approval or authority of the Board of Directors of the Company will be required for the issuance and sale of the Subordinated Notes to be sold by the Company as contemplated herein.
          4.4 Issuance, Sale and Delivery of the Warrants and the Common Stock. The Warrants and the Common Stock have been duly authorized and when issued, delivered and (in the case of the Common Stock) paid for in the manner set forth in this Agreement, or the Exhibits incorporated herein, will be valid and enforceable against the Parent and will conform in all material respects to the description set forth herein. No further approval or authority of the Board of Directors of the Parent will be required for the issuance and (in the case of the Common Stock) sale of the Warrants and Common Stock, as contemplated herein.

          4.5 Due Execution, Delivery and Performance of the Agreements. The Parent and the Company each has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and the Parent. This Agreement constitutes a legal, valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §§1818(b)(6)(D), 1828(b) and 1831o(h) (or any successor statutes) and similar thrift regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7.3 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.
          4.6 Accountants. Each of Carr Riggs and Ingram, LLC and Grant Thornton, LLP, who have expressed their opinions with respect to the consolidated financial statements contained in the Annual Report on Form 10-K of the Parent for the year ended December 31, 2007, which is incorporated by reference into the Disclosure Materials, are registered independent public accountants as required by the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.
          4.7 No Defaults or Consents. The execution and performance of this Agreement by the Company and the Parent and the consummation of the transactions herein contemplated will not (i) violate any provision of the Charter or bylaws of the Company or the Parent, and (ii) except as would not reasonably be expected to result in a Material Adverse Effect, will not (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or the Parent pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Parent is a party or by which the Company or the Parent or, respectively, its properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or the Parent or, respectively, any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for the approval by the OTS to include the proceeds of the Subordinated Notes in the Company’s supplementary capital.
          4.8 Contracts. The material contracts to which the Parent or the Company is a party have been duly and validly authorized, executed and delivered by the Parent or the Company, as the case may be, and constitute the legal, valid and binding agreements of the Parent or the Company, as the case may be, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar thrift regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.
          4.9 Deposit Accounts. The deposit accounts of the Company are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or threatened.
          4.10 No Actions. Except as disclosed in the Disclosure Materials, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s or the Parent’s knowledge, threatened against the Company or the Parent before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company or the Parent exists or, to the knowledge of the Company or the Parent, is imminent, that would reasonably be expected to have a Material Adverse Effect.
          4.11 No Restrictions on the Company. As of the date hereof, neither the Company nor the Parent is prohibited, directly or indirectly, under any order of the OTS, or any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution on the Company’s or the Parent’s capital stock, from repaying any loans or advances or from transferring any of the Company’s or the Parent’s properties or assets, provided, that,

          (a) the Company is prohibited from paying any dividends or interest on the Subordinated Notes (if such interest is required to be paid only out of net profits) or distributing any capital assets if it is in default in the payment of any assessment due to the FDIC, provided further, that if such default is due to a dispute between the Company and the FDIC over the amount of such assessment, such prohibition on the payment of dividends and interest shall not apply if the Company deposits security satisfactory to the FDIC for payment upon final determination of the issue; and
     (b) if the Company becomes critically undercapitalized, then it is prohibited, beginning 60 days after becoming critically undercapitalized, from making any payment of principal or interest on the Subordinated Notes, provided, further that, if the FDIC has taken action with respect to such undercapitalization and determines that the payment of principal and interest would further the purpose of 12 U.S.C. 1831o(h), then such payment may be permitted.
          4.12 Properties. The Company or the Parent, as the case may be, has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Disclosure Materials, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that would not reasonably be expected to have a Material Adverse Effect. The Company or the Parent hold its material leased properties under valid and binding leases. The Company or the Parent own or lease all such material properties as are necessary to its operations as now conducted.

          4.13 No Material Adverse Change. Except as disclosed in the Disclosure Materials, since December 31, 2007, (i) the Company and the Parent have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) neither the Company nor the Parent has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 4.18, except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (iii) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
          4.14 Intellectual Property. The Company or the Parent, as the case may be, owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in the Disclosure Materials, except as would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company or the Parent by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.
          4.15 Compliance. Neither the Company nor the Parent has been advised, nor does either of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.
          4.16 Taxes. The Company and the Parent have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor the Parent has knowledge of a tax deficiency that has been or might be asserted or threatened against it, in each case, that could have a Material Adverse Effect except that the Alabama Department of Revenue has issued a Notice of Preliminary Assessment of Corporate Income Tax to a subsidiary of the Parent, TBC Realty Holdings Corporation, for the tax years ended December 31, 2002 and December 31, 2003. Representatives of TBC Realty Holdings Corporation met with representatives of the Alabama Department of Revenue to discuss and challenge the preliminary assessments. The matter is pending with the Alabama Department of Revenue. Final assessments have not been issued by the Alabama Revenue Department on the basis of the preliminary assessments, but, if that were to occur, then TBC Realty Holdings Corporation would have the right to appeal such assessments. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Parent and the Company.
          4.17 Transfer Taxes. On the Closing Date, any transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and delivery of the Subordinated Notes to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

          4.18 Investment Company. The Company is not and, after giving effect to the offering and sale of the Subordinated Notes and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          4.19 Offering Materials. The Company has furnished to the Purchaser or otherwise made available a copy of each of the following: (i) the Parent’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “SEC”); (ii) the Parent’s proxy statement for its Annual Meeting of Stockholders, held on April 23, 2008, as filed with the SEC on March 24, 2008, (iii) the Parent’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2008; and (iv) the Parent’s Current Reports on Form 8-K as filed with the SEC since June 30, 2008 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (items (i) through (iv) together with other SEC filings incorporated therein and any other information about the Company or the Parent or relating to their prospects that the Company may provide to the Purchaser in connection with the sale of the Subordinated Notes, collectively, the “Disclosure Materials”).
          4.20 Insurance. The Company and the Parent, each, maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company and the Parent, each, reasonably believes is adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company or the Parent, as the case may be, against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

          4.21 Additional Information. The information contained in the Disclosure Materials, which the Company has furnished to the Purchaser (it being understood that all documents publicly filed with or publicly furnished to the Commission by the Parent shall be deemed “furnished” by the Company for purposes of this Section 4.20), or will furnish prior to the Closing, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.
          The documents incorporated by reference in the Disclosure Materials or attached as exhibits thereto, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rule and Regulations, the “Rules and Regulations”).
          4.22 Use of Proceeds. The Company shall use the proceeds from the sale of the Subordinated Notes for general corporate purposes.
          4.23 Non-Public Information. Subject to Section 8 hereof, the Company and the Parent, each, hereby represents that it has not disclosed to the Purchaser, whether in the Disclosure Materials or otherwise, information that would constitute material non-public information as of the Closing Date other than the existence of the transaction contemplated hereby.
          4.24 Use of Purchaser Name. Except as otherwise required by applicable law or regulation neither the Company nor the Parent shall use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.
          4.25 Governmental Permits, Etc. The Company or the Parent, as the case may be, have all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company or the Parent as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor the Parent has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.
          4.26 Financial Statements.
          (a) The consolidated financial statements of the Parent and the related notes and schedules thereto included in the Parent’s Exchange Act filings fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Parent and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end adjustments and do not contain all footnotes required under generally accepted accounting principles.
          (b) So long as any of the Subordinated Notes remain outstanding, the Company will provide to the Purchaser a copy of its monthly unaudited financial statements with the understanding that they will be subject to the proviso in the penultimate sentence of Section 5.2.
          4.27 Foreign Corrupt Practices. Neither the Company nor the Parent, nor to the knowledge of the Company or the Parent, any director, officer, agent, employee or other Person acting on behalf of the Company or the Parent has, in the course of its actions for, or on behalf of, the Company or the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          4.28 ERISA. The Company and the Parent, each, is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Parent would have any material liability; neither the Company nor the Parent has incurred nor expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan”, if any, for which the Company or the Parent would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          4.29 Filing of Form 8-K. Within four business days after the date hereof, the Parent shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement (for clarification purposes only and without implication to the contrary, the transactions contemplated by this Agreement include only the transaction among the Company, the Parent, and the Purchaser and do not include any other transaction among the Company, the Parent, and any other third party purchaser of the securities of the Company or the Parent), and attaching as an exhibit to such Form 8-K a form of this Agreement.
          4.30 Solvency. The Company and the Parent, each, does and will, after giving effect to the transactions contemplated hereby to occur at the Closing and the sale of Subordinated Notes to the Other Purchasers, if any, and the issuance of the Warrants (a) own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including known contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it, and (b) have capital that will not be unreasonably small in relation to its business as presently conducted or any contemplated. Neither the Parent nor the Company has knowledge of any facts or circumstances which lead it to believe that it or any of its Subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.
          SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company and the Parent that:
          5.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to the purchase of the Securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, the Parent and comparable entities, has the ability to bear the economic risks of an investment in the Securities and has reviewed carefully the Disclosure Materials and has requested, received, reviewed and considered all information the Purchaser deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the aggregate principal amount of Subordinated Notes set forth in Section 2 above, the Warrants and the Common Stock in the ordinary course of the Purchaser’s business and for the Purchaser’s own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the resale of such Securities; (iii) the Purchaser has, in connection with the Purchaser’s decision to purchase the aggregate principal amount of Subordinated Notes set forth in Section 2 above, the Warrants and the Common Stock, relied solely upon the Disclosure Materials and the representations and warranties of the Company or the Parent, as the case may be, contained herein; (iv) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and the

Parent and ask questions of them; and (v) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
          5.2 Confidentiality. For the benefit of the Company and the Parent, the Purchaser has agreed to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in this Agreement and non-public documents, if any, included in the Disclosure Materials is strictly confidential and proprietary to the Company and the Parent and has been prepared from the publicly available documents of the Company and the Parent and other information and is being submitted to the Purchaser solely for such Purchaser’s confidential use. The Purchaser agrees to use the non-public information contained in the Disclosure Materials for the sole purpose of evaluating a possible purchase of the Securities, and the Purchaser acknowledges that it is prohibited from reproducing or distributing any non-public information included in the Disclosure Materials, or any other offering materials or other information provided by the Company or the Parent in connection with the Purchaser’s consideration of its purchase of the Securities, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities, which or whom the Purchaser will cause to comply with the obligations under this Section 5.2. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company or its Parent and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading in the Parent’s securities based on non-public information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of non-public information regarding this offering may result in a violation of Regulation FD. The obligations under this Section 5.2 will terminate upon the filing by the Parent of the 8-K filing contemplated by Section 4.28 hereof; provided, however, that if the Purchaser receives any future non-public information such as the monthly Company financials contemplated by Section 4.26(b), Purchaser will treat that information as confidential and will not trade on the basis of that information (if it is material) until it is made public or subsumed in an Exchange Act filing of the Parent.. The foregoing agreements shall not apply to any information that was non-public that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such non-public information pursuant to any court or other government order or any other applicable legal procedure, to the extent permitted by applicable law it shall provide the Company and the Parent with prompt notice of any such request or order in time sufficient to enable the Parent or the Company to seek an appropriate protective order.
          5.3 Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
          5.4 Risk of Loss. The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the Parent’s Form 10-K filing for the year ended December 31, 2007.

          5.5 Residency. The Purchaser’s principal executive offices or residence address is in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
          5.6 Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company and the Purchaser that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
          SECTION 6. Survival of Agreements; Non-Survival of Company and Parent Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company, the Parent and the Purchaser herein and in the Securities sold pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Warrants and the Subordinated Notes being purchased and the payment therefor. All representations and warranties, made by the Company, the Parent and the Purchaser herein and in the Subordinated Notes and Warrants sold pursuant hereto shall survive for a period of three years following the later of the execution of this Agreement, the delivery to the Purchaser of the Subordinated Notes and Warrants being purchased and the payment therefor.
          SECTION 7. Indemnification
          7.1 Company Indemnity. The Company and the Parent, each, agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any and all losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates may become subject (including in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, if such settlement is effected with the written consent of the Company or the Parent, as the case may be, subject to Section 7.3 hereof), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of any breach of the representations, warranties, covenants or agreements of the Company or the Parent, as the case may be, set forth herein or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Materials and will promptly reimburse the Purchaser and any Purchaser/Affiliate for any reasonable legal and other expenses as such expenses are reasonably incurred by such Purchaser in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that, subject to Section 7.3 hereof, neither the Company nor the Parent will be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company or the Parent, as the case may be, which consent shall not be unreasonably withheld, and neither the Company nor the Parent will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i)  any breach of the representations, warranties or covenants of the Purchaser set forth herein, or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein.
          7.2 Purchaser Indemnity. The Purchaser will severally, but not jointly with any other Purchaser, indemnify and hold harmless the Company and the Purchaser, each of their respective directors, each of their respective officers and each person, if any, who controls the Company or the Parent against any losses, claims, damages, liabilities or expenses to which the Company or the Parent, each of their respective directors, each of their respective officers or any controlling person may become subject (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statements or omissions made by the Purchaser to the Company or the Parent in connection with the transactions contemplated by this Agreement; and will reimburse the Company or the Parent, each of their respective directors, each of their respective officers or controlling person for any legal and other expense reasonably incurred by the Company or the Parent, each of their respective directors, each of their respective officers or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.
          7.3 Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

          7.4 Payments in Lieu of Indemnification. If the indemnification provided for in Section 7.3 hereof is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party here in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent, the Company and the Purchaser from the transactions contemplated by this Agreement. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification.
          SECTION 8. Purchaser May Receive Non-Public Information. Notwithstanding anything contained herein to the contrary, the Purchaser may have elected to receive (and therefore received) certain information that may be deemed to be material non-public information (the “Confidential Information”). If so, the Purchaser hereby agrees (i) not to use the Confidential Information for any purpose other than in connection with its evaluation of a possible investment in the Subordinated Notes, (ii) to keep all Confidential Information confidential and not to disclose or reveal in any manner whatsoever any Confidential Information to any person other than such Purchaser’s representatives who are actively and directly participating in the evaluation of a possible investment in the Securities or otherwise need to know the Confidential Information for such purpose and who have been advised by such Purchaser of, and have agreed to be bound by, the restrictions contained in this Section 8, and (iii) not to effect any transaction in (other than as contemplated by this Agreement) any securities of the Parent until the earlier of (A) six months from the date of this Agreement and (B) such time as the Company or its Parent in its reasonable opinion determines that the Confidential Information is no longer considered material non-public information. The Company and the Parent agree promptly to advise the Purchaser if the Confidential Information has been made public or if, in their discretion, the Confidential Information is no longer considered material non-public information.
          SECTION 9. Issuance of Warrants and Registration of Underlying Stock.
          (a) Issuance of Warrants. In consideration of Purchaser’s agreement to purchase the Subordinated Note, the Parent, simultaneously with the delivery of the Subordinated Note, will issue to the Purchaser a Warrant to purchase one million shares of the Parent’s Common Stock at a price per share equal to the greater of (i) $7.00 or (ii) the average closing price of the Parent’s Common Stock on NASDAQ for the ten trading days immediately preceding the Closing Date. The Purchaser’s right to exercise the Warrant, in whole, may be subject to the receipt of certain regulatory approvals.
          (b) Registration of Warrant Shares. Within 90 days following the Closing Date, the Parent will register the Warrant Shares with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415(a)(iii) promulgated under the Securities Act of 1933 in anticipation of a possible future sale by the Purchaser of the Warrant Shares should the Purchaser exercise the Warrants.
          SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
(a) if to the Company or the Parent, to:
Superior Bank
or Superior Bancorp
17 North 20th Street
Birmingham, Alabama 35203
Attention: William Caughran, General
Counsel and Corporate Secretary

with a copy to:
Haskell Slaughter Young & Rediker, LLC
2001 Park Place North
1400 Park Place Tower
Birmingham, Alabama 35203
Attention: Robert E. Lee Garner
or to such other person at such other place as the Company or the Parent shall designate to the Purchaser in writing; and
                      (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company and Parent in writing with a copy to:

Dow T. Hurkey
Attorney at Law
P.O. Drawer 500
Dothan, Alabama 36302
          SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Parent and the Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each future holder of any Subordinated Notes purchased under this Agreement at the time outstanding and the Company.
          SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          SECTION 14. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction to the rights and duties of the parties hereto. Each of the Company and the Purchaser submits to the exclusive jurisdiction of the United States District Court for the Northern District of Alabama and of any Alabama circuit court sitting in Birmingham, Alabama for purposes of all legal proceedings arising out of or relating to this

Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
          SECTION 16. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Parent nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
          SECTION 17. Fees and Expenses. Except as set forth herein, each of the Company, the Parent and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.
          SECTION 18. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser, the Company and the Parent and any person controlling the Company, the Parent or acting on behalf of, or controlling, the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement.
          SECTION 19. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
[Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SUPERIOR BANK
By:	/s/ C. Stanley Bailey
	Name:	C. Stanley Bailey
	Title:	Chairman and Chief Executive Officer

SUPERIOR BANCORP
By:	/s/ C. Stanley Bailey
	Name:	C. Stanley Bailey
	Title:	Chairman and Chief Executive Officer

Print or Type:

DURDEN ENTERPRISES, LLC
By:	/s/ K. Earl Durden
	Name:	K. Earl Durden
	Title:	Managing Member

(Name of Purchaser)

2605 Thomas Drive, Suite 150
Panama City Beach, Florida 32408 (Purchaser’s Executive Offices)

     If the Purchaser has received Confidential Information, it hereby acknowledges that it has read, is familiar with, and accepts the information contained in Section 8 hereof.

DURDEN ENTERPRISES, LLC

By:	/s/ K. Earl Durden Name: K. Earl Durden Title: Managing Member

(Name of Purchaser)

2605 Thomas Drive, Suite 150
Panama City Beach, Florida 32408

(Purchaser’s Executive Offices)

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